UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K

                            Current Report
     Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)     November 30, 2009
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                 Dynasil Corporation of America
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  (Exact name of registrant as specified in its charter)

     Delaware                   000-27503         22- 1734088
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(State or other                   (Commission     (IRS Employer
jurisdiction of incorporation)    File Number) Identification No.)


            385 Cooper Road, West Berlin, New Jersey 08091
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         (Address of principal executive offices)   (ZIP Code)

Registrant's telephone number, including area code:  (856)-767-4600

                           Not Applicable
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     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instructions A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations


Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     To the extent the event described under Items 8.01 may constitute the sale of equity securities, that description is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

     On November 30, 2009, the Registrant, Dynasil Corporation of
America ("Dynasil") appointed Richard Johnson, of The Woodlands,
TX, as its Chief Financial Officer.

     Mr. Johnson, 55, served as Chief Financial Officer for Tejas Research and Engineering, an engineering and manufacturing firm in the oil and gas industry, from January through September of 2009. He served as COO at Mondrian-Hall, Inc., Canada's leading supplier of imaging equipment, supplies and service to the technical, display graphics and photo marketplace, from 2006 to 2007. From 1989 until 2006, he held numerous financial positions of increasing responsibility, including Treasurer, VP Finance, and CFO at Charrette Corporation, a firm that serviced the printing and design industries.
In those positions, Mr. Johnson helped to increase that company's annual revenues from approximately $40 million to $130 million. Over the course of his career, Mr. Johnson has been involved in or led more than 20 acquisitions in all aspects of the acquisition process. He also has significant experience with a wide range of financing activities and structures. Mr. Johnson has a B.S. and an M.B.A. in Finance.

     Dynasil and Mr. Johnson signed an Employment Agreement, effective November 30, 2009, with a twenty-four (24) month term that is an exhibit to this 8-K filing and is incorporated by reference herein. Mr. Johnson's compensation package includes an annual salary of $150,000, eligibility for a target bonus payout of 33% of base pay per fiscal year based on accomplishment of specific goals and receipt of standard Dynasil benefits and expense reimbursements. He also is receiving certain relocation reimbursements up to $15,000 as well as a signing/retention bonus in the form of options to acquire 20,000 shares of Dynasil common stock at an exercise price of 33% above market price as of his hire date. The stock options have a three year exercise period and will vest two years from date of hire. Mr. Johnson also is receiving a grant of 7,500 restricted shares of Dynasil stock that will vest in equal amounts every twelve months over a three year period.

     Mr. Johnson replaces Mr. Paul Weaver who will complete
Dynasil's financial reporting for its 2009 fiscal year, which ended on September 30, 2009, prior to completing his employment with Dynasil on or before January 15, 2010.


ITEM 8.01. OTHER EVENTS

     On November 30, 2009, Dynasil issued an aggregate of 946,431 shares of its Common Stock, $.0005 par value per share, as a result of the exercise of the conversion rights by holders of 710,000 shares of its Series B 10% Cumulative Convertible Preferred Stock (the "Series B Preferred Shares"). Dynasil had previously called all of the Series B Preferred Shares for redemption on November 30, 2009. As a result of the issuance of those shares of Common Stock, Dynasil now has outstanding an aggregate of 12,378,018 shares of Common Stock.


Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

EXHIBIT INDEX

(c)  Exhibits

10.1 Employment Agreement between Dynasil Corporation of
America and Richard A. Johnson, effective November 30, 2009.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNASIL CORPORATION OF AMERICA
        (Registrant)

Date: 					By
                                             Craig T. Dunham
                                             President